EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mahwah Bergen Retail Group, Inc. (the “Company”) on Form 10-Q for the quarter ended October 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carrie Teffner, President and Interim Executive Chair of the Board of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used for any other purpose.

/s/ Carrie Teffner
Carrie Teffner
President and Interim Executive Chair of the Board
Date: March 3, 2021